Exhibit 3.1
Fifth Amended and Restated Certificate of Incorporation
of
Bally’s Corporation
Bally’s Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1. The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on March 23, 2004 (the “Original Certificate”). The Original Certificate was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 26, 2004 (the “First Amended and Restated Certificate”). The First Amended and Restated Certificate was further amended and restated by the Amended and Restated Certificate of Incorporation filed on November 5, 2010 (the “Second Amended and Restated Certificate”). The Second Amended and Restated Certificate was further amended on February 14, 2011 and May 9, 2013, in each case, by filing a Certificate of Amendment with the Delaware Secretary of State, effective as of such dates. The Second Amended and Restated Certificate was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on July 25, 2013 (the “Third Amended and Restated Certificate”). The Third Amended and Restated Certificate was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on July 8, 2014 (the “Fourth Amended and Restated Certificate”). The Fourth Amended and Restated Certificate was further amended by filing a Certificate of Amendment with the Delaware Secretary of State, effective as of November 9, 2020.
2. The Board of Directors of the Corporation (the “Board”) adopted a resolution filed with the minutes of the Board proposing and declaring advisable that the Fourth Amended and Restated Certificate be amended and restated.
3. This Amended and Restated Certificate has been duly executed and acknowledged by an officer of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).
4. That pursuant to a resolution of the Board, this Amended and Restated Certificate was duly adopted by the stockholders in a manner and by the vote prescribed in Sections 222, 242, and 245 of the DGCL.
5. The Fourth Amended and Restated Certificate is hereby amended and restated in its entirety as follows:
ARTICLE I

Section I.01.The name of the Corporation is Bally’s Corporation.
Section I.02.The Corporation is to have perpetual existence.

ARTICLE II
The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 in the County of New Castle. The name of its registered agent in the State of Delaware is The Corporation Trust Company, the address of which is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.
ARTICLE IV
Section 4.01.    Authorized Stock. The Corporation is authorized to issue two classes of registered capital stock, designated common stock and preferred stock. The aggregate number of registered shares that the Corporation is authorized to issue is 210,000,000, consisting of 200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
Section 4.02.    Purchase of Shares by the Corporation. The Corporation may purchase any shares of outstanding capital stock of the Corporation or the right to purchase any such shares of capital stock from any holder thereof on terms and conditions established by the Board or a duly authorized committee thereof.
Section 4.03.    Common Stock. The Board may designate one or more classes of Common Stock, having such rights, preferences, and privileges as the Board may determine, subject to the rights of the holders of any series of Preferred Stock. The number of authorized shares of the Common Stock may be increased or decreased (but the number of authorized shares of Common Stock may not be decreased below (i) the number of shares thereof then outstanding plus (ii) the number of shares of Common Stock issuable upon exercise of any outstanding options, warrants, exchange rights, conversion rights or similar rights for Common Stock) by the affirmative vote of the holders of a majority in voting power of the Common Stock.
(A)Voting Rights.
(1)Except as otherwise provided herein, and subject to the rights of the holders of any series of Preferred Stock, each holder of Common Stock, as such, shall be entitled to one (1) vote in person or by proxy for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, whether voting separately as a class or otherwise.
(2)Except as otherwise required in this Amended and Restated Certificate or by applicable law, the holders of Common Stock shall vote together as a single class on all matters.
(3)No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.
(B)Dividends and Distributions. Subject to the rights of the holders of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.
(C)Options, Rights, or Warrants. The Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, options, exchange rights, warrants, convertible rights, and similar rights permitting the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized, such options, exchange rights, warrants, convertible rights and similar rights to have such terms and conditions, and to be evidenced by or in such instrument or instruments, consistent with the terms and provisions of this Amended and Restated Certificate and as shall be approved by the Board.
Section 4.04.    Preferred Stock. The Preferred Stock may be issued in one or more series. The Board is hereby authorized, without any further vote or action by stockholders, to authorize the Corporation to designate and issue the Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series will include, without limitation, the determination of any or all of the following:
(A)the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
(B)the voting powers, if any, and whether such voting powers are full or limited in such series;
(C)the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
(D)whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates, conditions and preferences of dividends on such series;
(E)the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
(F)the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;
(G)the right, if any, to subscribe for or to purchase any securities of the Corporation;

(H)the provisions, if any, of a sinking fund applicable to such series; and
(I)any other designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock.
Section 4.05.    Board of Directors.
(A)The number of directors constituting the Board shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation, but in no case may the number of directors be less than one, and provided that, as long as the Board is divided into classes, the number of directors shall not be less than three.
(B)The Board shall be divided into three classes, with the term of office of one class expiring each year. The director(s) of Class I shall be elected to hold office for a term expiring at the 2014 annual meeting of shareholders, the director(s) of Class II shall be elected to hold office for a term expiring at the 2015 annual meeting of shareholders, and the director(s) of Class III shall be elected to hold office for a term expiring at the 2016 annual meeting of shareholders. Each class of directors whose term shall thereafter expire shall be elected to hold office for a three-year term.
Section 4.06.    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, subject to the rights of the holders of any series of Preferred Stock, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.
Section 4.07.    No Cumulative Voting. No stockholder of the Corporation shall be entitled to cumulate his or her voting power.
Section 4.08.    Transfer of Financial Interests. The Corporation shall not permit any natural person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, business association, unincorporated association, joint venture, governmental entity or other entity or organization (“Person”) to acquire a direct or indirect equity or economic interest in the Corporation, including but not limited to an interest as a shareholder of a corporation, partner (general or limited) of a partnership or member of a limited liability company or through the ownership of derivative interests in a Person (a “Financial Interest”) equal to or greater than 5% of the total of any class of Financial Interests unless such Person shall have first obtained a license from the Department of Business Regulation (“DBR”), an agency of the State of Rhode Island, and the Division of Lotteries of the Rhode Island Department of Revenue (the “Lottery”), and/or been approved as suitable by DBR and the Lottery to hold such Financial Interest in the Corporation in accordance with the rules and procedures set forth by DBR and the Lottery; provided, that “Financial Interest” shall not include (i) those securities or instruments excluded from the definition of “Financial Interest” in that certain Compliance Agreement, dated as of September 28, 2010, between the DBR and UTGR,

Inc., a Delaware corporation (“UTGR”), as amended and restated with effect on and after July 10, 2014 by that certain Regulatory Agreement, dated July 10, 2014, by and among DBR, the Lottery, the Corporation, UTGR and Twin River Management Group, Inc., or (ii) those securities or instruments otherwise excluded from the definition of “Financial Interest” in any written agreement entered into between the DBR, the Lottery and UTGR from time to time, or any consent, waiver or authorization from the DBR and the Lottery. Any transfer of Financial Interests in the Corporation that results in a Person acquiring 5% or greater of the total of any class of Financial Interests in the Corporation shall be null and void and shall not be recognized by the Corporation unless and until (A) such Person shall have received a license from DBR and the Lottery and/or been approved as suitable by DBR and the Lottery to hold such Financial Interest or (B) such Person has received a prior written notice from the applicable governmental authorities (including DBR and the Lottery) that such Person is not required to hold a license from DBR and the Lottery and/or be approved as suitable by DBR and the Lottery to hold such Financial Interest. Further, once a Person shall have obtained a license from DBR and the Lottery and/or been approved as suitable by DBR and the Lottery to hold 5% or greater of the total of a class of Financial Interests in the Corporation (if required), the Corporation shall not permit any such Person to acquire Financial Interests in the Corporation equal to or in excess of twenty percent (20%) of the total of such class of Financial Interests in the Corporation (the “Control Threshold”) unless such Person shall have first obtained a license from DBR and the Lottery and/or been approved as suitable by DBR and the Lottery to hold such Financial Interest in the Corporation equal to or in excess of the Control Threshold in accordance with the rules and procedures set forth by DBR in its sole discretion from time to time. Any transfer of Financial Interests in the Corporation that results in a Person acquiring a Financial Interest in the Corporation equal to or in excess of the Control Threshold shall be null and void and shall not be recognized by the Corporation unless and until such Person shall have received a license from DBR and the Lottery and/or been approved as suitable by DBR and the Lottery with respect to such Financial Interest.

Section 4.09.    New Jersey Gaming and Regulatory Matters.
(A)Notwithstanding anything to the contrary contained herein, this Amended and Restated Certificate shall be deemed to include all provisions required by the New Jersey Casino Control Act, N.J.S.A. 5:12-1, et seq., as amended and as may hereafter be amended from time to time (the “New Jersey Act”), to be included in the corporate charter of the Corporation, and to the extent that anything contained herein is inconsistent with the New Jersey Act, the provisions of the New Jersey Act govern. All provisions of the New Jersey Act, to the extent required by law to be stated in a corporation’s corporate charter, are incorporated herein by reference.
(B)The corporate charter provisions in this Section 4.09 shall be generally subject to the provisions of the New Jersey Act and the rules and regulations of the New Jersey Casino Control Commission (the “New Jersey Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Sections 82d(7) and (9) of the New Jersey Act, and without limiting any other provisions of this Amended and Restated Certificate or applicable law, securities of the Corporation are held subject to the condition that, if a holder thereof is found to be disqualified pursuant to the provisions of the New Jersey Act, such holder must dispose of the securities of the Corporation. In accordance with Section 105e of the New

Jersey Act, and without limiting this Section 4.09, commencing on the date the New Jersey Commission serves notice upon the Corporation of a determination of disqualification of a holder of Securities of the Corporation, it shall be unlawful for the holder to (i) receive any dividends or interest upon the holder’s securities, (ii) exercise, directly or through any trustee or nominee, any right conferred by the holder’s securities, or (iii) receive any remuneration in any form from the Corporation or any subsidiary of the Corporation for services rendered or otherwise.
Section 4.10.    Other Restrictions. The Bylaws of the Corporation may impose additional limitations or restrictions on ownership of Common Stock, Preferred Stock or Financial Interests to the extent that the Board approves, after consultation with counsel, as necessary or appropriate to assure compliance by the Corporation with any legal or regulatory requirement applicable to the Corporation or any of its subsidiaries or any license or other contract entered into by the Corporation or any of its subsidiaries with any Person not controlling, controlled by, or under common control with the Corporation. For purposes of this Section 4.10, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
ARTICLE V
Except as otherwise provided in this Amended and Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board, by affirmative vote of a majority of the whole Board, is expressly authorized to adopt, amend or repeal any or all of the Bylaws of the Corporation. Except as otherwise provided in this Amended and Restated Certificate, the Bylaws may also be adopted, amended or repealed by the affirmative vote of a majority of the shares of the Corporation entitled to vote generally in elections of Directors that are present at a duly called annual or special meeting of stockholders at which a quorum is present. Notwithstanding the foregoing, (i) Sections 2.2, 2.7, 3.5, 3.8 and 7.12 of the Bylaws may not be repealed or amended in any respect unless such action is approved by the affirmative vote of a majority of all shares of the Corporation entitled to vote generally in elections of Directors, (ii) the provisions set forth in Sections 2.6, 2.8 and 2.9 of the Bylaws may not be repealed or amended in any respect unless the action is approved by both the affirmative vote of a majority of the whole Board and the affirmative vote of a majority of all shares of the Corporation entitled to vote generally in elections of Directors, and (iii) the provisions set forth in Section 4.05 of this Amended and Restated Certificate and Sections 3.2, 3.4, 3.6 and 3.7 of the Corporation’s Bylaws may not be repealed or amended in any respect unless the action is approved by both the affirmative vote of a majority of the whole Board and the affirmative vote of at least 75% of all shares of the Corporation entitled to vote generally in elections of Directors.
ARTICLE VI
Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE VII
The Corporation reserves the right to amend, add to or repeal any provision contained in this Amended and Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article VII.
ARTICLE VIII
A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (A) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the DGCL or (D) for any transaction from which the Director derived any improper personal benefit. If the DGCL is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s Directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification. This Corporation is authorized to indemnify the Directors and officers of this Corporation, as well as employees and agents of the Corporation, to the fullest extent permissible under Delaware law.
ARTICLE IX
Section 9.01.    Other Businesses. Subject to Section 9.02, each stockholder, each non-employee Director of the Corporation, and their respective affiliates, may engage in or possess an interest in any other business venture of any nature or description, on its own account, or in partnership with, or as an employee, officer, director or stockholder of any other person. Subject to Section 9.02, the Corporation and its stockholders shall have no rights by virtue hereof in and to such other business ventures or the income or profits derived therefrom, and the pursuit of any such venture. Subject to Section 9.02, without limiting the generality of the foregoing, each such person may, to the fullest extent permitted by the DGCL, (i) engage in, and shall have no duty to refrain from engaging in, separate businesses or activities from the Corporation or any of its subsidiaries, including businesses or activities that are the same or similar to, or compete directly or indirectly with, those of the Corporation or any of its subsidiaries, (ii) do business with any potential or actual customer or supplier of the Corporation or any of its subsidiaries and (iii) employ or otherwise engage any officer or employee of the Corporation or any of its subsidiaries.

Section 9.02.    Business Opportunities. Neither any stockholder of the Corporation, any non-employee Director of the Corporation, nor any of their respective affiliates shall have any obligation to present any business opportunity to the Corporation or any of its subsidiaries, and the Corporation hereby renounces any interest or expectancy therein, even if the opportunity is one that the Corporation or any of its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Corporation, any subsidiary of it or any stockholder for breach of any fiduciary or other duty, as a stockholder of the Corporation, non-employee Director of the Corporation, or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its subsidiaries, provided, however, notwithstanding the foregoing, no employee of the Corporation or any of its subsidiaries may pursue or acquire such business opportunity. Nothing herein shall impede the Corporation’s ability to enter into contractual arrangements with any stockholder or any Director of the Corporation, which arrangements restrict such stockholder or Director from engaging in activities otherwise allowed by this Article IX.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be signed by its duly authorized officer on this 18th day of May, 2021.

BALLY'S CORPORATION
a Delaware corporation.

By:	/s/ Craig Eaton
	Name:	Craig Eaton
	Title:	Executive Vice President, General Counsel and Secretary